UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017 (March 28, 2017)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 28, 2017, Michael D. Rose notified Ryman Hospitality Properties, Inc. (the “Company”) that he has decided not to stand for re-election to the Company’s board of directors (the “Board”) and to retire from service, in accordance with the Company’s Director Retirement Policy, to be effective immediately prior to the next Annual Meeting of Stockholders of the Company to be held May 4, 2017.

The Board thanks Mr. Rose for his many years of service to the Company. Mr. Rose served as Chairman of the Board of Directors of the Company from 2001 until 2005. In his role as Chairman, Mr. Rose worked closely with the Company’s CEO and senior management in the creation and execution of the Company’s new strategic focus as a meetings-focused hospitality company and in the development of a diverse, independent board of directors for the Company. Mr. Rose’s leadership and experience will be missed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: March 31, 2017	By:	/s/ Scott Lynn
		Name:	Scott Lynn
		Title:	Senior Vice President, General Counsel and Secretary